Exhibits 5.1 and 23.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

February 7, 2025

PepsiCo, Inc.
700 Anderson Hill Road
Purchase, New York 10577

Ladies and Gentlemen:

We have acted as special counsel for PepsiCo, Inc. (the “Company”), a North Carolina corporation, in connection with the Registration Statement on Form S-3 (File No. 333-277003) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of $500,000,000 aggregate principal amount of its 4.400% Senior Notes due 2027 (the “2027 Notes”), $750,000,000 aggregate principal amount of its 4.450% Senior Notes due 2028 (the “2028 Notes”), $1,000,000,000 aggregate principal amount of its 4.600% Senior Notes due 2030 (the “2030 Notes”) and $1,250,000,000 aggregate principal amount of its 5.000% Senior Notes due 2035 (the “2035 Notes,” and together with the 2027 Notes, 2028 Notes and 2030 Notes, the “Notes”). The Notes are to be issued pursuant to the Indenture dated as of February 12, 2024 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee, and to be sold pursuant to a Terms Agreement dated as of February 5, 2025 (incorporating the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of November 18, 2019, the “Terms Agreement”) among the Company and the several underwriters named therein.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete; (ii) all documents submitted to us as copies conform to authentic, complete originals; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) all signatures on all documents that we reviewed are genuine; (v) all natural persons executing documents had and have the legal capacity to do so; (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate; and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Terms Agreement against payment therefor, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that (i) the Registration Statement became effective upon filing with the Commission and such effectiveness shall not have been terminated or rescinded; and (ii) the Indenture and the Notes are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company). We have also assumed that the execution, delivery and performance of the Indenture and the Notes by the Company (x) have been duly authorized in accordance with the laws of the State of North Carolina and (y) will not violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

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We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and to its incorporation by reference into the Registration Statement. In addition, we consent to the reference to our name under the caption “Legal Opinions” in the preliminary prospectus supplement dated February 5, 2025 and the prospectus supplement dated February 5, 2025, and under the caption “Validity of Securities” in the prospectus dated February 12, 2024, each of which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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